                          FIRST EAGLE SOGEN FUNDS, INC.
                     1221 Avenue of the Americas, 8th Floor
                            New York, New York 10020


                                                               December 31, 1999

Arnhold and S. Bleichroeder Advisers, Inc.
1345 Avenue of the Americas
New York, New York 10105

                          Investment Advisory Contract

Dear Sirs:

         First Eagle SoGen Funds, Inc., (the "Company"), a Maryland corporation consisting of four portfolios, First Eagle SoGen International Fund, First Eagle SoGen Overseas Fund, First Eagle SoGen Gold Fund and First Eagle SoGen Money Fund (referred to herein individually as a "Fund" or collectively as the "Funds"), is engaged in the business of an investment company. The Company's Board of Directors has selected you to act as the investment adviser of the Company, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Company agrees with you as follows:

         1. Delivery of Corporate Documents. The Company has furnished you with copies properly certified or authenticated of each of the following:

         (a) Articles of Incorporation of the Company.

         (b) By-Laws of the Company as in effect on the date hereof.

         (c) Statement of Rules adopted by the Board of Directors of the Company.

         (d) Current Registration Statement of the Company with copies of Exhibits

         (e) Resolutions of the Board of Directors of the Company selecting you as investment adviser and approving the form of this Agreement.

The Company will furnish you from time to time with copies properly certified or authenticated, of any amendments of or supplements to the foregoing, if any.

         2. Advisory Services. You will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company's Portfolio consistent with the Fund's investment objective, policies and restrictions set forth in the Company's Registration Statement under the Securities Act of 1933, as amended (the "Registration Statement") , and the current prospectus and statement of additional information included therein (the "Prospectus"). You will recommend what securities shall be purchased for each of the Funds, what portfolio securities shall be sold by each Fund, and what portion of each Fund's assets shall be held uninvested, subject always to such investment objectives, policies and restrictions and to the provisions of the Company's Articles of Incorporation, By-Laws, Statement of Rules, and the requirements of the Investment Company Act of 1940, as amended (the " 1940 Act"), as each of the same shall be from time to time in effect. You shall advise and assist the officers of the Company in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the foregoing matters and general conduct of the investment business of the Company.

         3. Allocation of Charges and Expenses. You will pay the compensation and expenses of all officers of the Company and will furnish, without expense to the Company, the services of such of your officers and employees as may duly be elected officers or directors of the Company, subject to their individual consent to serve and to any limitations imposed by law. You will pay the Company's office rent and ordinary office expenses and will provide investment, advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work. (It is understood that the foregoing provision does not obligate you to pay for the maintenance of the Company's general ledger and securities cost ledger or for daily pricing of the Company's securities, but that it does obligate you, without expense to the Company, to oversee the provision of such services by the Company's agent.) You will not be required hereunder to pay any expenses of the Company other than those above enumerated in this paragraph 3. In particular, but without limiting the generality of the foregoing, you will not be required to pay hereunder: brokers' commissions; legal or auditing expenses; taxes or governmental fees; any direct expenses of issue, sale, underwriting, distribution, redemption or repurchase of the Company's; the expenses of registering or qualifying securities for sale; the cost of preparing and distributing reports and notices to stockholders; the fees or disbursements of dividend, disbursing, shareholder, transfer or other agent; or the fees or disbursements of custodians of the Company's assets.

         4. Compensation of the Adviser. For all services to be rendered and payments made as provided in paragraphs 2 and 3 hereof, you will receive a monthly fee after the last day of each month, in accordance with Schedule A attached hereto.

         If this Agreement is terminated with respect to a Fund as of any day not the last day of a month, such Fund's fee shall be paid as promptly as possible after such date of termination. If this Agreement shall be effective for less than the whole of any month, such fee shall be based on the average daily value of the net assets of each Fund in the part of the month for which this Agreement shall be effective and shall be that proportion of such fee as the number of business days (days on which the New York Stock Exchange is open all or part of the day for unrestricted trading) in such period bears to the number of business days in such month. The average daily value of the net assets of each Fund shall in all cases be based only on business days for the period or month and shall be computed in accordance with applicable provisions of the Articles of Incorporation of the Company.

         5. Purchase and Sale of Securities. You shall purchase securities from or through and sell securities to or through such persons, brokers or dealers (including any of your affiliates) as you shall deem appropriate in order to carry out the Company's brokerage policy as set forth from time to time in the Registration Statement and Prospectus, or as the Board of Directors of the Company may require from time to time. You acknowledge that you will comply with all applicable provisions of the 1940 Act, Investment Advisers Act of 1940, as amended (the "Investment advisers Act") and the Securities Exchange Act of 1934, as amended, including without limitation the provisions of Section 28(3) thereof, with respect to the allocation of portfolio transactions. When purchasing securities from or through, and selling securities to or through, any such persons, brokers or dealers that may be affiliated with you, you shall comply with all applicable provisions of the 1940 Act, including without limitation Section 17 thereof and the rules and regulations thereunder, and
Section 206 of the Investment Advisers Act and the rules and regulations thereunder. In providing the Company with investment management and supervision, it is recognized that you will seek the best combination of price (inclusive of brokerage commissions) and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers as such Board may direct or authorize from time to time.

         Notwithstanding the above, it is understood that it is desirable for the Company that you have access to research services provided by brokers who execute brokerage transactions at a higher cost to the Company than may result when allocating brokerage to other brokers on the basis of seeking the best combination of price (inclusive of brokerage commissions) and execution. Such research services include written reports, responses to specific inquiries, interviews with analysts, invitations to meetings arranged by brokers with the managements of companies in the Company's portfolio or in which the Company may invest and may include other types of research from time to time approved by the Board of Directors of the Company. Only research services provided to you for the benefit of the Company will be considered in selecting brokers to effect portfolio transactions for the Company unless otherwise authorized by such Board. You are authorized to place orders for the purchase and sale of securities for the Company with brokers who provide such research services, subject to review by the Board of Directors of the Company from time to time, but not less frequently than quarterly, with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you and your affiliates in connection with their services to other clients as well as the Company. You acknowledge that you will comply with all applicable provisions of the 1940 Act, Investment Advisers Act and the Securities Exchange Act of 1934, as amended, including without limitation the provisions of Section 28(e) thereof, with respect to the allocation of portfolio transactions.

         Nothing herein shall prohibit the Board of Directors of the Company from approving the payment by the Company of additional compensation to others for consulting services, supplemental research and security and economic analysis.

         6. Services to Other Accounts. The Company understands that you and your affiliates now act, will continue to act, and may in the future act as investment adviser to fiduciary and other managed accounts, and the Company has no objection to you and your affiliates so acting, provided that whenever a Fund and one or more other accounts advised by you (the "Managed Accounts") are prepared to purchase, or desire to sell, the same security, available investments or opportunities for sales will be allocated in a manner that is equitable to each entity. In such situations, you may place orders for a Fund and each Managed Account simultaneously, and if all such orders are not filled at the same price, you may cause the Fund and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Fund and all Managed Accounts. If all such orders cannot be executed fully under prevailing market conditions, you may allocate the traded securities between the Fund and the Managed Accounts in a manner you consider appropriate, taking into account the size of the order placed for the Fund and each such Managed Account and, in the event of a sale, the size of the pre-sale position of the Fund and each such Managed Account, as well as any other factors you deem relevant. The Company recognizes that in some cases this procedure may affect adversely the price paid or received by a Fund or the size of the position purchased or sold by such Fund. In addition, the Company understands that the persons employed by you to provide service to the Company in connection with the performance of your duties under this Agreement will not devote their full time to that service. Moreover, nothing contained in this Agreement will be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

         7. Avoidance of Inconsistent Position. If any occasion should arise in which you give any advice to clients of yours concerning the shares of the Company, you will act solely as investment counsel for such clients and not in any way on behalf of the Company except to the extent that you are acting as principal underwriter of the Shares of the Funds In connection with purchases or sales of portfolio securities for the account of a Fund, neither you nor any of your directors, officers or employees will act as a principal.

         8. Limitation of Liability of Adviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement.

         9. Use of Name. If you cease to act as the Company's investment adviser, or, in any event, if you so request in writing, the Company agrees to take all necessary action to change the name of the Company and the Funds to a name not including the term "First Eagle". You may from time to time make available without charge to the Company for its use such marks or symbols not owned by you, including the logo in the form of a stylized globe or marks or symbols containing the term "First Eagle" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require the Company to cease the use of such mark or symbol at any time.

         10. Duration and Termination of this Agreement. This Agreement shall remain in force until December 31, 2001, and from year to year thereafter with respect to each Fund, but only so long as such continuance is specifically approved at least annually by the Board of Directors of the Company with respect to each Fund or by vote of a majority of the outstanding voting securities of such Fund. In addition, the Company may not renew or perform this Agreement unless the terms thereof and any renewal thereof have been approved with respect to each Fund by the vote of a majority of directors of the Company who are not interested persons of you or of the Company cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on 60 days' written notice, be terminated with respect to each Fund at any time without the payment of any penalty, by the Board of Directors of the Company, by vote of a majority of the outstanding voting securities of the Company, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 9, the definitions contained in
Section 2(a) of the 1940 Act, as amended, and any Rules thereunder (particularly the definitions of "interested person", "assignment", "voting security" and "vote of a majority of the outstanding voting securities") shall be applied.

         11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the "party" against which enforcement of the change, waiver, discharge or termination is sought.

         12. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to you or to the Company at 1221 Avenue of the Americas, 8th Floor, New York, New York 10020.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

         14. Captions; Counterparts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Company, whereupon this letter shall become a binding contract.

                                                   Yours very truly,

                                                   FIRST EAGLE SOGEN FUNDS, INC.

                                                   By:
                                                      --------------------------
                                                          Name:
                                                          Title:

The foregoing Agreement is hereby accepted.

ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.


By:
   ----------------------------------------
         Name:
         Title:

                                   SCHEDULE A

                          FIRST EAGLE SOGEN FUNDS, INC.

         Pursuant to Section 4 of the investment advisory agreement between the First Eagle SoGen Funds, Inc. and Arnhold and S. Bleichroeder, Inc. ("A&SB Advisers"), the parties agree that A&SB Advisers shall be paid on a monthly basis an investment advisory fee at the annual rate for each of the Funds as set forth below:

First Eagle SoGen Overseas Fund:    0.75 of 1% of the average daily value of the First
                                    Eagle SoGen Overseas Fund's net assets

First Eagle SoGen Gold Fund:        0.75 of 1% of the average daily value of the First
                                    Eagle SoGen Gold Fund's net assets

First Eagle SoGen Money Fund:       0.40 of 1% of the average daily value of the First
                                    Eagle SoGen Money Fund's net assets

First Eagle SoGen Global Fund:      1% of the average daily value of the First Eagle SoGen
                                    Global Fund's net assets on the first $25,000,000 and
                                    0.75% of the average daily value of the First Eagle
                                    SoGen Global Fund's net assets in excess of $25,000,000



         IN WITNESS WHEREOF, the undersigned have approved this schedule effective as of the ___ day of ____________, 1999.


                                      FIRST EAGLE SOGEN FUNDS, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:



                                      ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:

                          FIRST EAGLE SOGEN FUNDS, INC.
                   RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT

          RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT dated December __, 1999 between FIRST EAGLE SOGEN FUNDS, INC., a Maryland corporation (the "Company"), and ARNHOLD AND S. BLEICHROEDER, INC., a New York corporation ("A&SB").

          The Company is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"). The Company currently offers shares of four separate portfolios: First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund, First Eagle SoGen Gold Fund and First Eagle SoGen Money Fund. A&SB acts as the principal underwriter of the Company pursuant to an Underwriting Agreement dated as of December __, 1999.

          As permitted by Rule 12b-1 (the "Rule") under the Act, the Company desires to adopt a Distribution Plan and Agreement (the "Plan") pursuant to which SoGen Global Fund, SoGen Overseas Fund and SoGen Gold Fund (referred to herein as "Global Fund," "Overseas Fund" and "Gold Fund" or "the Fund(s)') may make certain payments to A&SB for expenses incurred in connection with the distribution of the Class A shares of each of the Funds. The Company's Board of Directors has determined that there is a reasonable likelihood that the Plan will benefit each of the Funds and its' shareholders.

          Accordingly, the Company hereby adopts this Plan, and the parties hereto enter into this Plan, on the following terms and conditions:

          1. Each of the Funds shall pay A&SB a monthly distribution-related fee on the first business day of each quarter in such an amount as A&SB may request, provided that each such payment shall be based upon the average daily value of each Fund's net assets attributable to each Fund's Class A shares (as determined on each business day at the time set forth in each Fund's currently effective Prospectus for determining net asset value per share) during the preceding month and shall be calculated at an annual rate not in excess of 0.25%. For purposes of calculating each such monthly fee, the value of a Fund's net assets attributable to Class A shares shall be computed in the manner specified in that Fund's currently effective Prospectus, Statement of Additional Information and Articles of Incorporation for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of shares of the Fund, but shall, with respect to Global Fund, exclude from such calculation that portion of Global Fund's net assets attributable to shares of Global Fund sold before the effective date of the Rule 12b-1 Distribution Plan and Agreement relating to SoGen Global Fund, Inc. dated November 14, 1985 as amended and restated as of February 4, 1994 or any stock dividends on such shares whether payable after or before such effective date. For purposes of this Plan, a "business day" is any day the New York Stock Exchange is open for trading.

          2. A&SB shall be obligated to use all amounts received from each Fund under this Plan for (i) payments to broker-dealers and other financial intermediaries for their assistance in the distribution of the Fund's Class A shares and (ii) otherwise promoting the sale of the Fund's Class A shares, such as by paying for the printing and distribution of Prospectuses sent to prospective investors, the preparation, printing and distribution of sales literature and the expenses associated with media advertisements and telephone correspondence. No broker-dealer shall receive payments under the Plan which, on an annualized basis, exceed 0.25% of net asset value of Fund Class A accounts originated by the broker-dealer. All other agreements relating to the implementation of this Plan (the "related agreements") shall be in writing, and such agreements shall be subject to termination, without penalty, on not more than sixty days' written notice to any other party to the agreement, in accordance with the provisions of clauses (a) and (b) of paragraph 6 hereof.

          3. This Plan shall become effective only after approval by (a) a majority of the Board of Directors of each Fund, including a majority of the Directors who are not "interested persons" (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any related agreements (the "Independent Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the Plan, and (b) the holders of a majority of the outstanding voting securities of each class of shares of that Fund (as defined in the Act). Related agreements shall be subject to approval by the Company's Directors in the manner provided in clause (a) of the preceding sentence.

          4. This Plan and any related agreements shall continue in effect with respect to a Fund for a period of more than one year from the date of their adoption or execution only so long as such continuance is approved at least annually by a majority of the Board of Directors of the Company, including a majority of Independent Directors, pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of this Plan and any related agreements.

          5. This Plan may be amended at any time with respect to a Fund with the approval of a majority of the Board of Directors of the Company, provided that (a) any material amendment of this Plan must be approved by the Company's Directors in accordance with procedures set forth in paragraph 4 hereof, and (b) any amendment to increase materially the amount to be expended by a Fund pursuant to this Plan must also be approved by the vote of the holders of a majority of the outstanding voting securities of each affected class of shares of that Fund (as defined in the Act).

          6. This Plan may be terminated with respect to a class or a Fund at any time, without the payment of any penalty, by (a) the vote of a majority of the Board of Directors of the Company, (b) the vote of a majority of the Independent Directors or (c) the vote of the holders of a majority of the outstanding voting securities of each affected class of shares of that Fund (as defined in the Act).

          7. While this Plan is in effect, the selection and nomination of the Directors who are not "interested persons" of the Company (as defined in the Act) shall be committed to the discretion of the Directors then in office who are not "interested persons" of the Company.

          8. To the extent that this Plan constitutes a plan of distribution adopted pursuant to the Rule, it shall remain in effect as such so as to authorize the use of a Fund's assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of the Plan's assignment (as defined in the Act). To the extent this Plan concurrently constitutes an agreement relating to the implementation of the plan of distribution, it shall terminate automatically in the event if its assignment, and a Fund may continue to make payments pursuant to this Plan only (a) upon the approval of the Board of Directors in accordance with the procedures set forth in paragraph 4 hereof, and (b) if the obligations of A&SB under this Plan are to be performed by any organization other than A&SB, upon such organization's adoption and assumption in writing of all provisions of this Plan as a party hereto.

          9. A&SB shall give the Company the benefit of A&SB's best judgment and efforts in rendering services under this Plan. As an inducement to A&SB's undertaking to render these services, the Company agrees that A&SB shall not be liable under this Plan for any mistakes in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Plan shall be deemed to protect or purport to protect A&SB against any liability to the Company or its stockholders to which A&SB would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of A&SB's duties under this Plan or by reason of A&SB's reckless disregard of its obligation and duties hereunder.

          10. A&SB may also make payments out of its own funds for costs and expenses associated with the distribution and sale of a Fund's Class A shares, including payments to the persons and for the purposes set forth in Section 2 hereof.

          11. A&SB shall prepare and furnish to the Company's Board of Directors, and the Company's Board of Directors shall review at least quarterly, a written report setting forth all amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made.

          12. The Company shall preserve copies of this Plan, any related agreements and any reports made pursuant to this Plan for a period of not less than six years from the date of this Plan or any such related agreement or report. For the first two years, copies of such documents shall be preserved in an easily accessible place.

          13. The provisions of this Plan are severable for each class of shares and each Fund and if provisions of the Plan applicable to a particular class or Fund are terminated, the remainder of the Plan provisions applicable to the other remaining classes or Funds shall not be invalidated thereby and shall be given full force and effect.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representatives as of the date first above written.


                                               FIRST EAGLE SOGEN FUNDS, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:



                                               ARNHOLD AND S. BLEICHROEDER, INC.


                                               By:
                                                 -------------------------------
                                               Name:
                                               Title:

                          FIRST EAGLE SOGEN FUNDS, INC.
                   RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT

          RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT dated December __, 1999 between FIRST EAGLE SOGEN FUNDS, INC., a Maryland corporation (the "Company"), and ARNHOLD AND S. BLEICHROEDER, INC., a New York corporation ("A&SB").

          The Company is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"). The Company currently offers shares of four separate portfolios: First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund, First Eagle SoGen Gold Fund and First Eagle SoGen Money Fund. A&SB acts as the principal underwriter of the Company pursuant to an Underwriting Agreement dated as of December __, 1999.

          As permitted by Rule 12b-1 (the "Rule") under the Act, the Company desires to adopt a Distribution Plan and Agreement (the "Plan") pursuant to which SoGen Global Fund, SoGen Overseas Fund and SoGen Gold Fund (referred to herein as "Global Fund," "Overseas Fund" and "Gold Fund" or "the Fund(s)') may make certain payments to A&SB for expenses incurred in connection with the distribution of the Class A shares of each of the Funds. The Company's Board of Directors has determined that there is a reasonable likelihood that the Plan will benefit each of the Funds and its' shareholders.

          Accordingly, the Company hereby adopts this Plan, and the parties hereto enter into this Plan, on the following terms and conditions:

          1. Each of the Funds shall pay A&SB a monthly distribution-related fee on the first business day of each quarter in such an amount as A&SB may request, provided that each such payment shall be based upon the average daily value of each Fund's net assets attributable to each Fund's Class A shares (as determined on each business day at the time set forth in each Fund's currently effective Prospectus for determining net asset value per share) during the preceding month and shall be calculated at an annual rate not in excess of 0.25%. For purposes of calculating each such monthly fee, the value of a Fund's net assets attributable to Class A shares shall be computed in the manner specified in that Fund's currently effective Prospectus, Statement of Additional Information and Articles of Incorporation for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of shares of the Fund, but shall, with respect to Global Fund, exclude from such calculation that portion of Global Fund's net assets attributable to shares of Global Fund sold before the effective date of the Rule 12b-1 Distribution Plan and Agreement relating to SoGen Global Fund, Inc. dated November 14, 1985 as amended and restated as of February 4, 1994 or any stock dividends on such shares whether payable after or before such effective date. For purposes of this Plan, a "business day" is any day the New York Stock Exchange is open for trading.

          2. A&SB shall be obligated to use all amounts received from each Fund under this Plan for (i) payments to broker-dealers and other financial intermediaries for their assistance in the distribution of the Fund's Class A shares and (ii) otherwise promoting the sale of the Fund's Class A shares, such as by paying for the printing and distribution of Prospectuses sent to prospective investors, the preparation, printing and distribution of sales literature and the expenses associated with media advertisements and telephone correspondence. No broker-dealer shall receive payments under the Plan which, on an annualized basis, exceed 0.25% of net asset value of Fund Class A accounts originated by the broker-dealer. All other agreements relating to the implementation of this Plan (the "related agreements") shall be in writing, and such agreements shall be subject to termination, without penalty, on not more than sixty days' written notice to any other party to the agreement, in accordance with the provisions of clauses (a) and (b) of paragraph 6 hereof.

          3. This Plan shall become effective only after approval by (a) a majority of the Board of Directors of each Fund, including a majority of the Directors who are not "interested persons" (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any related agreements (the "Independent Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the Plan, and (b) the holders of a majority of the outstanding voting securities of each class of shares of that Fund (as defined in the Act). Related agreements shall be subject to approval by the Company's Directors in the manner provided in clause (a) of the preceding sentence.

          4. This Plan and any related agreements shall continue in effect with respect to a Fund for a period of more than one year from the date of their adoption or execution only so long as such continuance is approved at least annually by a majority of the Board of Directors of the Company, including a majority of Independent Directors, pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of this Plan and any related agreements.

          5. This Plan may be amended at any time with respect to a Fund with the approval of a majority of the Board of Directors of the Company, provided that (a) any material amendment of this Plan must be approved by the Company's Directors in accordance with procedures set forth in paragraph 4 hereof, and (b) any amendment to increase materially the amount to be expended by a Fund pursuant to this Plan must also be approved by the vote of the holders of a majority of the outstanding voting securities of each affected class of shares of that Fund (as defined in the Act).

          6. This Plan may be terminated with respect to a class or a Fund at any time, without the payment of any penalty, by (a) the vote of a majority of the Board of Directors of the Company, (b) the vote of a majority of the Independent Directors or (c) the vote of the holders of a majority of the outstanding voting securities of each affected class of shares of that Fund (as defined in the Act).

          7. While this Plan is in effect, the selection and nomination of the Directors who are not "interested persons" of the Company (as defined in the Act) shall be committed to the discretion of the Directors then in office who are not "interested persons" of the Company.

          8. To the extent that this Plan constitutes a plan of distribution adopted pursuant to the Rule, it shall remain in effect as such so as to authorize the use of a Fund's assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of the Plan's assignment (as defined in the Act). To the extent this Plan concurrently constitutes an agreement relating to the implementation of the plan of distribution, it shall terminate automatically in the event if its assignment, and a Fund may continue to make payments pursuant to this Plan only (a) upon the approval of the Board of Directors in accordance with the procedures set forth in paragraph 4 hereof, and (b) if the obligations of A&SB under this Plan are to be performed by any organization other than A&SB, upon such organization's adoption and assumption in writing of all provisions of this Plan as a party hereto.

          9. A&SB shall give the Company the benefit of A&SB's best judgment and efforts in rendering services under this Plan. As an inducement to A&SB's undertaking to render these services, the Company agrees that A&SB shall not be liable under this Plan for any mistakes in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Plan shall be deemed to protect or purport to protect A&SB against any liability to the Company or its stockholders to which A&SB would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of A&SB's duties under this Plan or by reason of A&SB's reckless disregard of its obligation and duties hereunder.

          10. A&SB may also make payments out of its own funds for costs and expenses associated with the distribution and sale of a Fund's Class A shares, including payments to the persons and for the purposes set forth in Section 2 hereof.

          11. A&SB shall prepare and furnish to the Company's Board of Directors, and the Company's Board of Directors shall review at least quarterly, a written report setting forth all amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made.

          12. The Company shall preserve copies of this Plan, any related agreements and any reports made pursuant to this Plan for a period of not less than six years from the date of this Plan or any such related agreement or report. For the first two years, copies of such documents shall be preserved in an easily accessible place.

          13. The provisions of this Plan are severable for each class of shares and each Fund and if provisions of the Plan applicable to a particular class or Fund are terminated, the remainder of the Plan provisions applicable to the other remaining classes or Funds shall not be invalidated thereby and shall be given full force and effect.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representatives as of the date first above written.


                                         FIRST EAGLE SOGEN FUNDS, INC.


                                         By:
                                            ----------------------------------
                                         Name:
                                         Title:



                                         ARNHOLD AND S. BLEICHROEDER, INC.


                                         By:
                                            ----------------------------------
                                         Name:
                                         Title: